Vertiv Reports Strong 2019 Financial Results

•Fourth quarter versus prior year: net sales flat at $1.2 billion, organic sales up 1.0%, net loss improves 15% to $34 million and adjusted EBITDA down 5% to $149 million
•Full year versus prior year: net sales up 3.4% to $4.4 billion, organic sales up 5.6%, net loss improves 55% to $141 million and adjusted EBITDA up 8% to $542 million
•Confirming previously communicated full year 2020 guidance including net sales at $4.6 billion
•Full year 2020 free cash flow projected at $130 million to $150 million and with refinancing at annual proforma run rate at $285 million

Columbus, Ohio, March 9, 2020 – Vertiv Holdings Co. (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, reported full year 2019 net sales of $4.4 billion, 3.4% higher than prior year, and 5.6% higher on an organic basis when adjusted for changes in foreign currency exchange rates. Full year 2019 net loss of $141 million declined 55% and adjusted EBITDA of $542 million increased 7.8% from 2018 driven by the higher sales and a 50 basis point improvement in adjusted EBITDA margin to 12.2%. In addition, Vertiv finished the fourth quarter with record quarterly orders – a 12% sequential increase from the third quarter and a 3% increase from last year’s fourth quarter.

“We are pleased with our full year 2019 performance as we delivered financial results consistent with expectations communicated at the end of last year including sales growth, profitability and cash flow. In addition, as a result of our three-year transformation program, we have solidly positioned the company for long-term success,” said Rob Johnson, Vertiv Chief Executive Officer. “We believe our long-term value creation opportunities are manifold, including targeting top-line growth at 1.5x the market, expanding margins 500 basis points – simply to match peers – and gaining differentiated competitive advantage through technology investments. We are excited to execute upon these many opportunities while leveraging the leadership and past success of our Executive Chairman, David Cote.”

“Our full year 2019 net sales growth of 3.4%, or 5.6% organically, is indicative of a healthy industry coupled with our ability to execute upon market penetration strategies. Although there are normal quarter-over-quarter variations in sales due to the timing of large projects, the long-term dynamics of our industry are strong,” continued Rob Johnson. “We finished 2019 with record quarterly orders, and our sales pipeline is strong and growing as we expect sustained top-line growth in 2020 – somewhat skewed towards the back-half of the year due to market timing. We continue to monitor the dynamic impact of the coronavirus on our sales and operations for both the first quarter and full year 2020. We expect the coronavirus to negatively impact our first quarter net sales by $70 million to $90 million and adjusted EBITDA by $28 million to $36 million due to shipment and supply chain disruptions, but based upon what we know today we are confirming our previously communicated full year 2020 financial guidance due to our expectation to partially recover these first quarter sales, our conservative planning process and additional cost actions put in place. Of course, paramount to us is the well-being of our employees, and we continue to take all necessary actions to assure their safety.”

David Cote, Vertiv Executive Chairman, former Honeywell CEO and author of “Winning Now, Winning Later,” added, “I am proud to serve as Executive Chairman of Vertiv and to have the opportunity to introduce the many successful strategies that served us well at Honeywell and enabled us to increase shareholder value significantly during my tenure. I see many similarities between Vertiv today and Honeywell two or three years after I joined in 2002. Vertiv checks all the boxes for me: a great position in a good industry, an ability to differentiate with technology, and significant growth upside for both organic sales growth and margin expansion. I firmly believe that with these attributes, coupled with Vertiv’s strong leadership team, we have the opportunity to deliver outsized shareholder returns.”

Fourth Quarter 2019 Results
Fourth quarter net sales were flat at $1,172 million, equaling the record quarterly sales from last year’s fourth quarter and organic sales grew 1.0%, with two-year stacked net sales growth of approximately 10%. Fourth quarter net loss of $34 million declined 15% from the fourth quarter of 2018 primarily driven by a 1.5 percentage point improvement in gross margin percentage. Adjusted EBITDA declined $8 million, or 5.3%, to $149 million and adjusted EBITDA margins declined 70 basis points to 12.7%. Cash provided by operating activities of $116 million increased $86 million and free cash flow of $89 million increased $74 million from last year’s fourth quarter primarily due to lower working capital.

Full Year 2019 Results
Full year net sales increased $146 million, or 3.4%, with strong growth across the data center, telecommunications, and commercial and industrial markets. Organic sales grew 5.6%, with mid-single digit increases in each region. Full year net loss declined 55%, driven by higher sales and lower costs for operational initiatives and the digital project. Full year adjusted EBITDA improved 7.8% to $542 million and adjusted EBITDA margins increased 50 basis points to 12.2%. Cash provided by operating activities increased $279 million from 2018 primarily due to lower costs for restructuring, operational initiatives and the digital project and lower cash outflow for operating working capital. Free cash flow improved $302 million from 2018 due to the improved cash provided by operating activities and $23 million lower cash outflow for capital expenditures net of proceeds from dispositions.

Term-loan Refinancing
At the beginning of March, we closed on a $2.2 billion term loan at LIBOR + 3.0% (4.0%). Proceeds from the term loan were used to paydown several high-yield notes with weighted average interest rates over 10%. Coupled with the use of proceeds from the SPAC transaction, we lowered our annual run-rate cash interest expense by almost $160 million and expect $285 million in annual run rate free cash flow. Further representative of our significantly improved capital structure, both Moody’s and S&P increased the company’s credit rating in January: Moody’s three levels to B1, and S&P one level to B+.

2020 Guidance
Our 2020 financial guidance is based upon information as of the date of this release including the first quarter and full year impact of the coronavirus. Despite the projected first quarter $70 million to $90 million net sales and $28 million to $36 million adjusted EBITDA negative impact from the coronavirus, based upon what we know today we are confirming our previously communicated 2020 financial guidance due to our expectation to partially recover these first quarter sales and earnings, our conservative planning process and additional cost actions we have put in place. Our 2020 guidance for adjusted earnings per share assumes $135 million net interest expense, $81 million income tax expense and 336 million proforma average diluted shares in addition to various adjustments detailed on page 16 of this release. Our 2020 free cash flow guidance assumes capital expenditures of $70 million to $80 million.

2020 Financial Guidance
Net sales	$4,585 million to $4,610 million
Organic net sales growth	4.5% to 5.0%
Adjusted diluted earnings per share	~$0.89
Adjusted EBITDA	~$595 million
Free cash flow	$130 million to $150 million

Fourth Quarter and Full Year 2019 Earnings Conference Call
Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, will report its fourth quarter and full year 2019 results prior to market open on Monday, March 9. Vertiv’s management team will discuss the results during a conference call the same day starting at 9:00 a.m. Eastern Time. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of Vertiv’s website at investors.vertiv.com. A replay of the conference call will be available for 30 days following the webcast.

About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. As Architects of Continuity™, Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, Vertiv employs approximately 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Non-GAAP Financial Measures
Financial statements included in this press release have been prepared in accordance with GAAP. Vertiv has included certain non-GAAP financial measures in this press release, as further described below, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. For purposes of Regulation G and Section 10(e) of Regulation S-K, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

See “Reconciliation of GAAP and Non-GAAP Financial Measures” on page 7 of this press release below for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Note Concerning Forward-Looking Statements
This press release, and other statements that Vertiv may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, including as they relate to the anticipated effects of the business combination with GS Acquisition Holdings Corp. (“Business Combination”). These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained or incorporated by reference in this press release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: (1) the benefits of the

Business Combination; (2) the future financial performance of Vertiv following the Business Combination; (3) the ability to maintain the listing of Vertiv’s securities on the New York Stock Exchange; (4) the risk that the Business Combination disrupts current plans and operations of Vertiv; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the Business Combination; (7) the outcome of any legal proceedings that may be instituted against Vertiv or any of its directors or officers, following the Business Combination; (8) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (9) factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; risks relating to the continued growth of Vertiv’s customers’ markets; failure to meet or anticipate technology changes; the unpredictability of Vertiv’s future operational results; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; competition in the infrastructure technologies industry; failure to realize the expected benefit from any rationalization and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; changes to tax law; ongoing tax audits; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; costs or liabilities associated with product liability; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; failure to realize the value of goodwill and intangible assets; the global scope of the Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; exposure to fluctuations in foreign currency exchange rates; Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against us; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the coronavirus outbreak; risks associated with Vertiv’s limited history of operating as an independent company; and potential net losses in future periods; and (10) other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Contacts
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Sara Steindorf
FleishmanHillard for Vertiv
T +1 314-982-1725
E: sara.steindorf@fleishman.com

Vertiv Holdings, LLC
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(In millions)

	Three months ended December 31, 2019	Three months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Net sales
Net sales - products	$878.1	$913.0	$3,356.1	$3,230.3
Net sales - services	293.4	258.6	1,075.1	1,055.3
Net sales	1,171.5	1,171.6	4,431.2	4,285.6
Cost of sales
Cost of sales - products	607.9	665.3	2,349.2	2,274.5
Cost of sales - services	176.4	136.5	629.0	590.7
Cost of sales	784.3	801.8	2,978.2	2,865.2
Selling, general and administrative expenses	291.8	303.4	1,100.8	1,223.8
Other deductions, net	47.5	12.6	146.1	178.8
Interest expense, net	76.2	75.3	310.4	288.8
Loss from continuing operations before income taxes	(28.3)	(21.5)	(104.3)	(271.0)
Income tax expense	5.6	17.7	36.5	49.9
Loss from continuing operations	(33.9)	(39.2)	(140.8)	(320.9)
(Loss) earnings from discontinued operations - net of income taxes	—	(0.5)	—	6.9
Net loss	$(33.9)	$(39.7)	$(140.8)	$(314.0)

Vertiv Holdings, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$223.5	$215.1
Accounts receivable, less allowances of $19.9 and $17.6 at 2019 and 2018, respectively	1,212.2	1,251.8
Inventories	401.0	486.5
Other current assets	180.7	141.9
Total current assets	2,017.4	2,095.3
Property, plant and equipment, net	428.2	441.7
Other assets
Goodwill	605.8	634.0
Other intangible assets, net	1,441.6	1,564.2
Deferred income taxes	9.0	10.4
Other	155.4	48.8
Total other assets	2,211.8	2,257.4
Total assets	$4,657.4	$4,794.4
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$636.8	$778.2
Accrued expenses and other liabilities	867.7	804.3
Income taxes	15.2	23.9
Total current liabilities	1,519.7	1,606.4
Long-term debt, net	3,467.3	3,427.8
Deferred income taxes	124.7	160.0
Other long-term liabilities	250.5	140.5
Total liabilities	5,362.2	5,334.7
Equity
Class A Units, 850,000 issued and outstanding	—	—
Class B Units, 150,000 issued and outstanding	—	—
Additional paid-in capital	277.7	277.7
Accumulated deficit	(1,000.6)	(859.8)
Accumulated other comprehensive income	18.1	41.8
Total equity	(704.8)	(540.3)
Total liabilities and equity	$4,657.4	$4,794.4

Vertiv Holdings, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(In Millions)

	Three months ended December 31, 2019	Three months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Cash flows from operating activities:
Net earnings (loss)	$(33.9)	$(39.7)	$(140.8)	$(314.0)
Adjustments to reconcile net earnings (loss) to net cash provided by (used by) operating activities:
Depreciation	14.4	13.2	57.1	60.4
Amortization	36.6	38.9	145.8	156.6
Deferred income taxes	(5.5)	(30.2)	(13.8)	(40.3)
Amortization of debt discount and issuance costs	6.7	6.7	27.9	25.5
Gain on sale of business	—	0.5	—	(6.9)
Changes in operating working capital	67.8	49.7	(36.4)	(110.0)
Other	29.5	(9.4)	17.7	6.8
Net cash provided by (used for) operating activities	115.6	29.7	57.5	(221.9)
Cash flows from investing activities:
Capital expenditures	(19.7)	(19.6)	(47.6)	(64.6)
Investments in capitalized software	(7.2)	(13.5)	(22.7)	(41.2)
Proceeds from disposition of property, plant and equipment	—	18.0	5.0	18.0
Acquisition of business, net of cash acquired	—	—	—	(124.3)
Sale of business	—	—	—	4.4
Net cash used for investing activities	(26.9)	(15.1)	(65.3)	(207.7)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility	110.0	149.3	491.8	565.1
Repayments of ABL revolving credit facility	(129.0)	(50.0)	(591.2)	(320.0)
Proceeds from issuance of long term debt, net	—	—	114.2	—
Net cash (used for) provided by financing activities	(19.0)	99.3	14.8	245.1
Effect of exchange rate changes on cash and cash equivalents	4.5	1.8	1.4	11.6
Increase (decrease) in cash, cash equivalents, and restricted cash	74.2	115.7	8.4	(172.9)
Beginning cash, cash equivalents, and restricted cash	159.5	109.6	225.3	398.2
Ending cash, cash equivalents, and restricted cash	$233.7	$225.3	$233.7	$225.3
Changes in operating working capital
Accounts receivable	$(2.6)	$(43.0)	$39.8	$(139.6)
Inventories	42.3	4.8	85.5	(73.7)
Other current assets	(9.3)	(55.7)	(41.6)	(66.5)
Accounts payable	20.6	51.3	(140.8)	101.9
Accrued expenses	36.0	62.5	34.8	50.2
Income taxes	(19.2)	29.8	(14.1)	17.7
Total changes in operating working capital	$67.8	$49.7	$(36.4)	$(110.0)

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement our consolidated financial statements that have been prepared in accordance with GAAP, we have included certain non-GAAP financial measures in this press release, as further defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to 2020 guidance is not available without unreasonable effort due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including organic sales growth. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Vertiv’s non-GAAP financial measures include:

•EBITDA, which represents earnings (loss) from continuing operations before interest expense, income tax expense (benefit), and depreciation and amortization; and
•Adjusted EBITDA, which represents EBITDA, adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations;
•Organic sales, which represents net sales excluding the impact of foreign exchange rate fluctuations and purchase accounting; and
•Free cash flow, which represents cash flows from operating activities, less capital expenditures and investments in capitalized software, plus proceeds from disposition of plant, property and equipment.

Vertiv Holdings, LLC
Regional Segment Results
(In millions)

	Three months ended December 31					Year ended December 31
	2019	2018	Δ	Δ%	Organic Δ%	2019	2018	Δ	Δ%	Organic Δ%
Net Sales:
Americas	$553.7	$555.8	$(2.1)	(0.4)%	0.1%	$2,229.1	$2,145.7	$83.4	3.9%	4.3%
APAC	371.9	344.6	27.3	7.9%	8.8%	1,278.0	1,244.2	33.8	2.7%	6.0%
EMEA	245.9	271.2	(25.3)	(9.3)%	(7.1)%	924.1	895.7	28.4	3.2%	8.2%
	$1,171.5	$1,171.6	$(0.1)	—%	1.0%	$4,431.2	$4,285.6	$145.6	3.4%	5.6%

Adjusted EBITDA:
Americas	$142.3	$123.6	$18.7	15.1%		$523.1	$495.4	$27.7	5.6%
APAC	59.1	59.1	—	—%		204.1	191.2	12.9	6.7%
EMEA	33.6	48.9	(15.3)	(31.3)%		124.2	109.3	14.9	13.6%
Corporate	(86.3)	(74.5)	(11.8)			(309.9)	(293.5)	(16.4)
	$148.7	$157.1	$(8.4)	(5.3)%		$541.5	$502.4	$39.1	7.8%

Adjusted EBITDA %: (1)
Americas	25.7%	22.2%	3.5%			23.5%	23.1%	0.4%
APAC	15.9%	17.2%	(1.3)%			16.0%	15.4%	0.6%
EMEA	13.7%	18.0%	(4.3)%			13.4%	12.2%	1.2%
Vertiv	12.7%	13.4%	(0.7)%			12.2%	11.7%	0.5%

(1)Adjusted EBITDA % calculated as adjusted EBITDA divided by Net sales

Vertiv Holdings, LLC
Sales by Product and Service Offering
(In millions)

	Three months ended December 31
	2019	2018	Δ	Δ %	Organic Δ %
Americas:
Infrastructure & solutions	$327.4	$325.5	$1.9	0.6%	1.0%
Services & software solutions	181.7	177.2	4.5	2.5%	2.8%
IT & Edge infrastructure	44.6	53.1	(8.5)	(16.0)%	(15.1)%
	$553.7	$555.8	$(2.1)	(0.4)%	0.1%
Asia Pacific:
Infrastructure & solutions	228.5	207.8	20.7	10.0%	10.7%
Services & software solutions	85.4	85.2	0.2	0.2%	0.8%
IT & Edge infrastructure	58.0	51.6	6.4	12.4%	14.3%
	$371.9	$344.6	$27.3	7.9%	8.8%
EMEA:
Infrastructure & solutions	$137.9	$149.9	$(12.0)	(8.0)%	(5.3)%
Services & software solutions	74.5	81.9	(7.4)	(9.0)%	(6.6)%
IT & Edge infrastructure	33.5	39.4	(5.9)	(15.0)%	(15.0)%
	$245.9	$271.2	$(25.3)	(9.3)%	(7.1)%
Total:
Infrastructure & solutions	$693.8	$683.2	$10.6	1.6%	2.6%
Services & software solutions	341.6	344.3	(2.7)	(0.8)%	0.1%
IT & Edge infrastructure	136.1	144.1	(8.0)	(5.6)%	(4.5)%
	$1,171.5	$1,171.6	$(0.1)	—%	1.0%

	Year ended December 31
	2019	2018	Δ	Δ %	Organic Δ %
Americas:
Infrastructure & solutions	$1,355.4	$1,246.4	$109.0	8.7%	9.3%
Services & software solutions	679.4	669.8	9.6	1.4%	1.7%
IT & Edge infrastructure	194.3	229.5	(35.2)	(15.3)%	(14.9)%
	$2,229.1	$2,145.7	$83.4	3.9%	4.3%
Asia Pacific:
Infrastructure & solutions	$763.2	$723.9	$39.3	5.4%	8.7%
Services & software solutions	336.0	339.1	(3.1)	(0.9)%	2.3%
IT & Edge infrastructure	178.8	181.2	(2.4)	(1.3)%	2.0%
	$1,278.0	$1,244.2	$33.8	2.7%	6.0%
EMEA:
Infrastructure & solutions	$514.0	$481.5	$32.5	6.7%	11.9%
Services & software solutions	283.5	267.2	16.3	6.1%	11.3%
IT & Edge infrastructure	126.6	147.0	(20.4)	(13.9)%	(9.8)%
	$924.1	$895.7	$28.4	3.2%	8.2%
Total:
Infrastructure & solutions	$2,632.6	$2,451.8	$180.8	7.4%	9.7%
Services & software solutions	1,298.9	1,276.1	22.8	1.8%	3.9%
IT & Edge infrastructure	499.7	557.7	(58.0)	(10.4)%	(8.1)%
	$4,431.2	$4,285.6	$145.6	3.4%	5.6%

The following is a reconciliation of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net earnings (loss) for the three and twelve months ended December 31, 2019 and 2018:
Vertiv Holdings, LLC
Reconciliation from Net loss to EBITDA and adjusted EBITDA
(In millions)

	Three months ended December 31, 2019	Three months ended December 31, 2018	Twelve months ended December 31, 2019	Twelve months ended December 31, 2018
Net loss	$(33.9)	$(39.7)	$(140.8)	$(314.0)
Earnings (loss) from discontinued operations - net of income tax	—	(0.5)	—	6.9
Loss from continuing operations	$(33.9)	$(39.2)	$(140.8)	$(320.9)
Interest expense	76.2	75.3	310.4	288.8
Income tax expense	5.6	17.7	36.5	49.9
Depreciation and amortization	51.1	52.1	202.9	217.0
EBITDA	$99.0	$105.9	$409.0	$234.8
Cost to achieve operational initiatives (a)	17.2	32.6	51.8	99.9
Digital project implementation costs (b)	12.0	22.3	44.7	75.5
Transition costs (c)	0.7	17.6	16.1	70.7
Foreign currency (gains) / losses (d)	5.2	(5.6)	(1.4)	(5.4)
Contingent consideration (e)	—	(31.7)	—	(10.0)
Acquisition costs (f)	0.5	—	0.5	7.1
Advisory fee (g)	1.3	1.2	6.2	5.0
Impact of purchase accounting (h)	0.5	2.9	2.0	5.9
Reserve for customer dispute (i)	—	3.3	—	7.3
Loss on asset disposals	0.2	0.1	0.5	3.1
Reserve for warranty item (j)	4.4	8.5	4.4	8.5
Product line rationalization (k)	7.7	—	7.7	—
Total adjustments	$49.7	$51.2	$132.5	$267.6
Adjusted EBITDA	$148.7	$157.1	$541.5	$502.4

Adjustments by financial statement line item:

	Three months ended December 31, 2019	Three months ended December 31, 2018	Twelve months ended December 31, 2019	Twelve months ended December 31, 2018
Net sales	$0.5	$1.0	$2.0	$4.0
Cost of sales	11.1	13.1	12.1	26.4
Selling, general and administrative expenses	23.2	58.3	100.5	200.4
Other deductions, net	14.9	(21.2)	17.9	36.8
Total adjustments	$49.7	$51.2	$132.5	$267.6

The following are notes to the reconciliations of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net earnings (loss):
a)Cost to achieve operational initiatives encompass both transformation efforts and restructuring, as a result of major activities designed to enhance the efficiency of a business unit, department or function. Restructuring costs include expenses associated with Vertiv’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis and are further detailed in note 5— Restructuring costs, in Vertiv's consolidated financial statements. Transformation efforts primarily include third party advisory and consulting fees that relate to activities contemplated in connection with the separation from Emerson and are expected to be significantly complete by 2020. Due to the volatility of restructuring and transformation costs and because these costs were incremental and materially related to specific transformative activities after its separation from Emerson, Vertiv does not view these costs as indicative of future ongoing operations of the business.
b)Investments in global digital and IT systems to drive efficiency, speed and cost reductions. These adjustments are substantially comprised of acquiring and implementing critical information and accounting systems required post separation from Emerson. The projects for each of these initiatives span multiple years due to the significance and complexity of the activities. However, Vertiv does not believe that these costs are indicative of ongoing operations.
c)Transition costs are primarily made up of professional fees and other costs related to establishing the business as a stand-alone company, including rebranding, following the separation from Emerson. Vertiv believes that expenses to facilitate the separation from Emerson will only be incurred the first three years post acquisition and therefore are not indicative of future ongoing operations of the business.
d)Represents foreign currency gains and losses as well as losses on hedges of balance sheet exposures that do not receive deferral accounting. Vertiv believes that such adjustment is useful to investors to better identify trends in our business.
e)Adjustments to contingent consideration were recorded in relation to the Energy Labs, Inc., as described in note 2—Acquisitions, in Vertiv's consolidated financial statements. As the magnitude and volatility of changes in the fair value of contingent consideration vary significantly from period to period based on the arrangements related to specific acquisitions, we do not believe the adjustments are reflective of our ongoing operations.
f)Represents a charge to cost of sales and inventory related to discontinuation of a product line as a result of the Geist acquisition.
g)Advisory fee paid to an affiliate of Vertiv, inclusive of fees associated with specific financing arrangements, as described in note 13—Related party transactions, in Vertiv's consolidated financial statements. Such fee will not continue post-business combination.
h)Represents the purchase accounting related to fair value adjustments to deferred revenue, inventory and rent expense on the opening balance sheets of business acquisitions, as described in note 2—Acquisitions, in Vertiv's consolidated financial statements. Vertiv believes that such adjustment is useful to investors to better identify trends in our business.
i)Represents a reserve for an on-going customer payment dispute related to a large project completed in the Americas.
j)Represents the warranty reserve for a specific, large unusual claim incurred during 2018.
k)Represents the reserve for obsolete inventory related to a strategic shift.

Vertiv Holdings, LLC
Reconciliation of Segment EBIT to adjusted EBITDA by region
(In millions)

(A) Segment EBIT (2)
	Three months ended December 31, 2019	Three months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Americas	$83.7	$78.8	$354.3	$301.0
APAC	33.2	43.7	150.0	136.6
EMEA	7.5	17.4	64.3	29.8
Corporate	(76.5)	(86.1)	(362.5)	(449.6)
Earnings before interest and taxes	$47.9	$53.8	$206.1	$17.8
Interest expense, net	(76.2)	(75.3)	(310.4)	(288.8)
Loss before taxes	$(28.3)	$(21.5)	$(104.3)	$(271.0)

(B) Depreciation and Amortization
Americas	$30.8	$32.1	$122.2	$130.7
APAC	8.8	8.5	35.4	37.8
EMEA	6.3	7.3	24.0	35.8
Corporate	5.1	4.2	21.3	12.7
Total	$51.0	$52.1	$202.9	$217.0

(C) EBITDA Adjustments
Americas	$27.8	$12.7	$46.6	$63.7
APAC	17.1	6.9	18.7	16.8
EMEA	19.8	24.2	35.9	43.7
Corporate	(15.0)	7.4	31.3	143.4
Total	$49.7	$51.2	$132.5	$267.6

(A) + (B) + (C) = Adjusted EBITDA
Americas	$142.3	$123.6	$523.1	$495.4
APAC	59.1	59.1	204.1	191.2
EMEA	33.6	48.9	124.2	109.3
Corporate	(86.3)	(74.5)	(309.9)	(293.5)
Total	$148.7	$157.1	$541.5	$502.4

(2)Per Note 17 – Segment Information, in Vertiv’s Consolidated Financial Statements

Vertiv Holdings, LLC
Reconciliation of Net Cash Provided By (Used For) Operating Activities to Free Cash Flow
(In millions)

	Three months ended December 31, 2019	Three months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Net cash provided by (used for) operating activities	$115.6	$29.7	$57.5	$(221.9)
Capital expenditures	(19.7)	(19.6)	(47.6)	(64.6)
Investments in capitalized software	(7.2)	(13.5)	(22.7)	(41.2)
Proceeds from disposition of PP&E	—	18.0	5.0	18.0
Free cash flow	$88.7	$14.6	$(7.8)	$(309.7)

Vertiv Holdings, LLC
Full Year 2020 Guidance
(In millions)

	Net Sales	Operating Profit	Other Deductions, net	Interest expense, net	Income tax expense	Net earnings (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA (2)
GAAP	$4,595.0	$446.6	$(212.0)	$(235.0)	$(81.0)	$(81.4)	$(0.26)	$443.6
EBITDA adjustments (3)	—	47.0	8.0	—	—	55.0	0.18	55.0
Refinancing costs (4)	—	—	75.0	100.0	—	175.0	0.56	75.0
Transaction costs (5)	—	21.4	—	—	—	21.4	0.07	21.4
Intangible amortization	—	—	129.0	—	—	129.0	0.41	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.07)	n/a
Non-GAAP Adjusted	$4,595.0	$515.0	$—	$(135.0)	$(81.0)	$299.0	$0.89	$595.0

(1)GAAP EPS based on 313.7 million weighted average diluted shares and adjusted EPS based on pro forma share count of 335.9 million diluted shares (includes 328.4 million shares outstanding and 7.5 million potential dilutive shares).
(2)Projected EBITDA of $443.6M is calculated as: projected net loss of $81.4M, plus interest expense of $235.0M, plus income tax expense of $81.0M, plus depreciation and amortization of $209.0M.
(3)Includes $40M of one-time transformational investments and $15M of non-cash equity compensation.
(4)Includes $100M of debt extinguishment costs related to deferred fees and original issue discount included as interest expense and $75M early redemption premium on high interest notes.
(5)One-time costs related to execution of the business combination with GSAH.